SHEREFF, FRIEDMAN, HOFFMAN
             & GOODMAN, LLP
        919 Third Avenue
 New York, New York 10022-9998
              (212) 758-9500








  December 19, 1995




Merrill Lynch Growth Fund for
Investment and Retirement
P.O. Box 9011
Princeton, New Jersey 08543-9011

Dear Sirs:

          Merrill Lynch Growth Fund
for Investment and Retirement, a
Massachusetts business trust (the
"Fund"), is filing with the Securities
and Exchange Commission a Rule
24f-2 Notice (the "Rule 24f-2 Notice")
containing the information specified
in paragraph (b)(1) of Rule 24f-2
under the Investment Company Act of
1940, as amended (the "Rule"). The
effect of the Rule 24f-2 Notice, when
accompanied by the filing fee, if any,
payable as prescribed by paragraph
(c) of the Rule and by this Opinion,
will be to make definite in number the
number of Shares sold by the Fund
during the fiscal year ended October
31, 1995 in reliance upon the Rule
(the "Rule 24f-2 Shares").

          We have served as counsel to
the Fund since February 1993.  We
have, as counsel, participated in
various proceedings relating to the
Fund and the Rule 24f-2 Shares. We
have examined a Certificate of Good
Standing issued by the Secretary of
State of the Commonwealth of
Massachusetts dated December 15,
1995 and copies, either certified or
otherwise proved to our satisfaction to
be genuine, of the Fund's Declaration
of Trust and By-laws, as currently in
effect, the minutes of meetings of its
Trustees and other documents relating
to its organization and operation.  We
have also reviewed the form of the
Rule 24f-2 Notice being filed by the
Fund.  We are generally familiar with
the business affairs of the Fund.

     The Fund has advised us that the
Rule 24f-2 Shares were sold in the
manner contemplated by the
prospectus of the Fund current and
effective under the Securities Act of
1933 at the time of each sale, and
that the Rule 24f-2 Shares were sold
for consideration not less than the
net asset value thereof as required
by the Investment Company Act of
1940, as amended.

Based upon the foregoing, it is our
opinion that:

1.   The Fund has been duly organized
      and is legally existing under the laws
      of The Commonwealth of
      Massachusetts.

2.   The Fund is authorized to issue an
      unlimited number of Shares.

3.   The Rule 24f-2 Shares were legally
      issued and are fully paid and
      non-assessable.  However, we note
      that as set forth in the Fund's
      Registration Statement, the Fund's
      shareholders might, under certain
      circumstances, be liable for
      transactions effected by the Fund.

          We hereby consent to the filing of
this Opinion with the Securities and
Exchange Commission together with the
Rule 24f-2 Notice of the Fund, and to the filing of this Opinion under the securities laws of any state.

          We are members of the Bar of the
State of New York and do not hold
ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the Commonwealth of Massachusetts, and to the extent that any opinion expressed herein involves the law of Massachusetts, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the Commonwealth of Massachusetts and, where applicable, published cases, rules or regulations of regulatory bodies of that Commonwealth.

Very truly yours,

/s/ Shereff, Friedman, Hoffman &
             Goodman, LLP

     Shereff, Friedman, Hoffman &
             Goodman,LLP


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